QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Amendment No. 1 to the Registration Statement (No. 333-202750) on Form S-1 of Diplomat Pharmacy, Inc. of our report dated March 13, 2015, relating to our audits of the financial statements of BioRx, LLC, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Experts" in such Prospectus.

/s/ McGladrey LLP

McGladrey LLP

Boston, MA

March 23, 2015

QuickLinks

  Exhibit 23.2
CONSENT OF INDEPENDENT AUDITOR